EXHIBIT (e)
                               Form of Application


1.       Insured
         Name of Insured

Sex
Date of Birth
Birthplace

(State)
Former Name (if applicable)
Social Security Number

Address
City/State/ZIP
Occupation
Employer
Date Employed
Telephone - Home
Best Time To Call:    ______ A.M.    ______ P.M.
Telephone - Business
Best Time To Call:    ______ A.M.    ______ P.M.
E-mail Address

2.       Owner
Full Name
Address

Date of Birth/Trust Date
City/State/ZIP

Relationship to Insureds (or all Trustee's Names)
Social Security#/TIN#
E-mail Address

3.       Beneficiary

If left blank, the beneficiary will be the estate of the Owner. Unless otherwise indicated, multiple beneficiaries of the same class
shall be paid equally to the                         survivor or survivors.
Primary
Relationship to Insureds
Contingent
Relationship to Insureds

4. VIVA! VUL

         Amount of Insurance   $ _________________
         Optional Riders:

         ___      Legacy Asset Rider (Accelerated Death Benefit) $ _____________
 (complete LAR-AV)
                  ___ Waiver of Monthly Deduction
         ___      Accidental Death Benefit $ _________________
         ___      Disability Benefit $ _________________  or  ___ Waiver of
Monthly Deduction
         *___     Payor Disability $ __________________   or    ___ Payor of
Monthly Deduction

(Complete L-5 in Supplemental Book)
         ___      Children's Protection   ($10,000 coverage per child)
(Complete L-5 in Supplemental Book)
         ___      Guaranteed Insurability $ _________________ (only if insured is under age 37)
         ___      Term Coverage Rider $__________________
         ___      Other Insured Term Rider (Complete L-6 in Supplemental Book)
         ___      Guaranteed Death Benefit Rider (Guaranteed Coverage Benefit to
 Prevent Lapse)

*Applicant can be no more than 37 years older than Insured, Insured up through age 14.

5.       Premium Mode    Please select one.
___ Annual
___ Semi-Annual
___ Quarterly

___ Monthly Bank Withdrawal (Complete Optional Program form)
___ Non-Billing
___ Invoice Billed
___ Payroll Deduction
___ Single $ ______________________________

6.       Premium Amount
Planned Annual Premium $ __________________
Planned Modal Premium $ __________________

 *Initial Premium (paid with application) $ __________________ (leave receipt with payor).

*All premium checks must be made payable to AVLIC. Do not make check payable to the agent or leave the payee blank.

7. Insurance Information Yes No

a. Will the insurance now being applied for discontinue, reduce, change or replace any life insurance or annuity in this or any other company? (If yes, attach Replacement Notice if required by State Law.) ___ ___ b. Do you have any existing policies of life or annuity? ___ ___ c. List all policies currently in force on Insured. If none, check box: ___ None

NAME OF
PROPOSED INSURED

Company

POLICY KIND / TYPE

AMOUNT

YEAR ISSUED

Will This Policy Be Replaced?
         Yes      No       As a 1035?
         ===      ===      ===
         ===      ===      ===
         ===      ===      ===

8.       Other Information

With regard to the Proposed Insured: (If yes, please explain) Yes      No
a.       Has any company declined, postponed, modified, cancelled or refused to
 renew, reinstate or issue insurance?       ___
---
b. Is any other life insurance application now pending or contemplated with any other company? ___ ___ c. Have you been charged with a driving violation or had your license suspended or had a restriction placed on your license within the past 3 years? Driver's license number _______________State of Issue ___________

             Driver's license number ________________State of Issue ___________
---      ---
d. Have you participated in any vehicle racing, parachuting, hang gliding, scuba diving, mountain climbing or rodeos within the past 2 years or is any such activity contemplated? (If yes, complete Form HS in Supplemental Book.) ___ ___

e. Have you flown within the past 3 years as a pilot, student pilot, crew member, or had any flying duties, or is any such activity contemplated? (If yes, complete Form AV in Supplemental Book.)
___     ___
f. Do you anticipate travel or residence in a foreign country in the near future? (If yes, complete travel questionnaire.)

---      ---
Details of "yes" answers. Identify question number where applicable:

9. Tobacco Use Yes No

Have you used any form of tobacco or nicotine substitute in the past twelve
months?     ___      ___
(If yes, please indicate the type and frequency)

10.      Special Instructions

11. Endorsements/Corrections Home Office Use Only.

         No change in the amount, age at issue, classification, plan of insurance or benefits shall be effective unless agreed to in writing by me. This space will not be used in your state if not allowed by statute or Insurance Department Regulations.

12.      Suitability Information

a.                         Financial Information Owner (if other Insured than
                           Insured or Trust)

         i.       Annual income from occupation      $                 $
         ii.      Annual income from other sources   $                 $
         iii.     Projected income for next 12 months$                 $
         iv.      Estimated Net Worth       $                 $
         v.       Tax Bracket                %                 %
b. Citizenship Information Yes No

Is the Proposed Insured a citizen of the United States?        ___     ___
If not, permanent resident? (If no, complete residency questionnaire.)  ___  ___
How long in the United States?      _________________________
If you do NOT answer all of question 12.a., you must sign here.
The SEC/NASD and state rules require that we have reasonable grounds to believe that the policy is suitable for you. Such a decision is based on facts, if any, disclosed by you. You have chosen not to disclose your financial information to us. Without this information, we are unable to make this determination. If you have NOT answered all of question 12.a. above, you are required to sign the following statement.

I (we) have chosen not to disclose this information. I (we) understand the policy benefits and risks and believe that they are consistent with our needs and objectives.

HOME OFFICE USE ONLY
For AIC Registered Representatives Only
Signature of Owners
Signature of Supervisory Principal
Signature of Joint Owner (if applicable)

NOTICE

All Registered Representatives must provide their Broker Dealer with client information applicable to suitability. (See your Broker Dealer for details.)

13. Allocation Whole percentages only, must total 100%.

Ameritas Portfolios (subadvisor) ______% Income & Growth (Alger) ______% Index 500 (State Street) ______% MidCap Growth (Alger) ______% Money Market (Calvert) ______% Small Capitalization (McStay) American Century ______% VP Income & Growth ______% VP Value Fidelity (Initial Class) ______% VIP Asset Manager ______% VIP Contrafund(r) ______% VIP Equity-Income ______% VIP Growth ______% VIP High Income ______% VIP Investment Grade Bond ______% VIP Mid Cap Summit ______% EAFE International Index ______% Nasdaq-100 Index ______% Russell 2000 Small Cap Index ______% S&P MidCap 400 Index Third Avenue ______% Value AVLIC ______% Fixed Account

14. Telephone Authorization For ND Residents only:

___ I elect NOT to have telephone authorization. ___ I elect NOT to have my Registered Representative have telephone authorization. ___ I elect to have telephone authorization. ___ I elect to have my Registered Representative have telephone authorization. For Residents of all other states: Unless waived, the Owner and Agent/Registered Representative will have automatic telephone transfer authorization.

___ I elect NOT to have telephone authorization. ___ I elect NOT to have my Registered Representative have transfer authorization I hereby authorize and direct AVLIC to make allowable transfers of funds or reallocation of net premiums among available subaccounts based upon instructions received by telephone from a) myself, as Owner b) my Agent/Registered Representative in
Section 21 below; and c) the person(s) named below. AVLIC will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. AVLIC will employ reasonable procedures, including requiring the policy number to be stated, tape recording all instructions, and mailing written confirmations. If AVLIC does not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, AVLIC may be liable for any losses due to unauthorized or fraudulent instructions.

Name per (c) above:                 SS#
Address:
I understand: a) all telephone transactions will be recorded; and b) this authorization will continue in force until the authorization is revoked by either AVLIC or me. The revocation is effective when received in writing or by telephone by the other party.

15.      Health History Name of personal physician

Address           Phone

         Reason last consulted Date What treatment was given or medication prescribed?

For following questions "HIV" means Human Immunodeficiency Virus, "AIDS" means Acquired Immune Deficiency Syndrome and "ARC" means AIDS Related Complex.
a. Has the Proposed Insured within the past 10 years ever been treated or had any:Yes No (1) Disorder of eyes, ears, nose or throat? ___ ___

(2) Dizziness, fainting, convulsions, epilepsy, headache, speech defect, paralysis or stroke, mental, brain or nervous disorder?

---      ---
(3)      Asthma, emphysema, pleurisy, allergies, shortness of breath or any
disorder of the lungs or respiratory system?   ___
---
(4) Chest pain, irregular or rapid pulse, high blood pressure, rheumatic fever, heart murmur, heart attack, anemia or other disorder of the heart, blood* or circulatory system? ___ ___ *NJ and WI residents, you may exclude any blood disorder relating to AIDS, the HIV Antibody,

 Sero-positivity, or the HIV virus.
(5) Intestinal bleeding, ulcer, ulcerative colitis, spastic colitis, diverticulitis, jaundice or any disorder of the liver, gallbladder,

or digestive system?       ___      ___
(6) Sugar, albumin or blood in urine, nephritis, stone or other disorder of the kidneys, bladder, prostate, reproductive organs or breasts? ___ ___

(7)      Diabetes or disorder of the thyroid or other endocrine glands?
___     ___
(8)      Rheumatism, arthritis, gout, deformity or amputation or disorder of the
 muscles or bones?        ___      ___
(9)      Cancer, tumor or cyst or any disorder of the skin or lymph glands?
 ___     ___
GA and IL residents, DO NOT respond to Q.15.b.(1) and Q.15.b.(2).
 IA, ND, NJ, WA and WI residents, DO not respond to Q.15.b.(1) through Q.15.b.(4). PA residents, DO NOT respond to Q.15.b.(2).

 CA, and CT residents, DO NOT respond to Q.15.b.(4).
b.                During the past 10 years has the Proposed Insured:
(1)      Had or been told they had AIDS or ARC?      ___      ___
(2)      Had or been told they had AIDS related conditions?   ___      ___
(3)      Received treatment in connection with any of the categories named in
Q.15.b.(1)?        ___      ___
(4)      Tested positive for antibodies to the AIDS (Human T-cell Lymphotropic,
 HIV) virus?      ___      ___
ONLY - GA and IA residents, answer Q.15.b.(5) and Q.15.b.(6).
(5)      Been diagnosed with AIDS or ARC caused by the HIV infection?  ___  ___
(6)      Tested positive for the HIV infection?      ___      ___
ONLY - IA, IL, ND, NJ, WA and WI residents, answer Q.15.b.(7) and 15.b.(8).
(7)      Been diagnosed or treated by a person licensed as a medical physician
for AIDS?___      ___
(8)      Been diagnosed or treated by a person licensed as a medical physician for ARC?
         ---      ---

DETAILS of "Yes" answers. Identify question number. Circle applicable items. Include nature of ailment (and pathological diagnosis, if applicable), dates, duration and names and addresses of all attending physicians and medical facilities.

c. Except as stated in answer to previous questions, has the Proposed Insured within the past 5 years: Yes No (1) Had any mental or physical disorder not previously listed? ___ ___ (2) Been seen by a physician for a checkup, illness, injury or surgery? ___ ___ (3) Been a patient in a hospital, clinic or other medical facility? ___ ___ (4) Had an ECG, X-ray, CAT scan or other diagnostic test (for IA, NJ and WI residents, other than an AIDS related test)?

---      ---
WI residents, DO NOT respond to Q.15.c.(5).

(5) Been advised to have any diagnostic test, hospitalization or surgery which was not completed? ___ ___ d. Is the Proposed Insured now taking any medication or treatment? ___ ___ e. Has the Proposed Insured ever used narcotics, barbiturates, amphetamines, cocaine, LSD, marijuana, or hallucinogenic drugs?

---      ---
f.       Has the Proposed Insured ever received counseling or treatment for the
 use of alcohol or drugs?  ___      ___
NC residents, DO NOT respond to Q.15.g.
g.       Has the Proposed Insured ever been a member of a support group for the
use of alcohol or drugs?  ___      ___
h.       Does the Proposed Insured have any family history of diabetes, cancer,
heart or kidney disease?  ___      ___
i.       Family History

Living
Age

Present Health
Father
Mother
Brothers
Sisters

Deceased
Age

Present Health
Father
Mother
Brothers
Sisters

j.       Exact height ________ ft.  ________ in.  Exact Weight __________ lbs.
    ___ Gained    ___ Lost   __________________ pounds
within past year.
Reason

DETAILS of "Yes" answers. Identify question number. Circle applicable items. Include nature of ailment (and pathological diagnosis, if applicable), dates, duration and names and addresses of all attending physicians and medical facilities.

 16.     Disclosures

I hereby acknowledge receipt of the current prospectus, and any supplements, for this policy including any required disclosure if the policy applied for will be in a qualified plan. ___ I agree to receive future prospectuses and reports electronically, if available, by delivery to my e-mail address until such time as I give notice that I wish to receive these documents in paper form by U.S. mail.

17.      Agreements

In several states, and other than those states listed below, we are required to advise you of the following: Any person who knowingly and with intent to defraud provides false, incomplete, or misleading information in an application for insurance, or who knowingly presents a false or fraudulent claim for payment of a loss or benefit, is guilty of a crime and may be subject to fines and criminal penalties, including imprisonment. In addition, insurance benefits may be denied if false information provided by an applicant is materially related to a claim.

NOTE FOR COLORADO RESIDENTS: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

NOTE FOR GEORGIA, KANSAS, NEBRASKA, TEXAS AND WASHINGTON RESIDENTS: Any person who knowingly and with intent to defraud provides false, incomplete, or misleading information in an application for insurance, or who knowingly presents a false or fraudulent claim for payment of a loss or benefit, may be guilty of a crime and may be subject to fines and criminal penalties, including imprisonment. In addition, insurance benefits may be denied if false information provided by an applicant is materially related to a claim.

NOTE FOR NEW JERSEY RESIDENTS: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. NOTE FOR OREGON/VIRGINIA RESIDENTS: Any person who, with intent to defraud or knowing that he is facilitating a fraud against insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law. NOTE FOR PENNSYLVANIA RESIDENTS: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal or civil penalties.

I agree as follows:
a. Any policy including any endorsements issued as a result of this application will, with this application and any supplemental applications, be the entire insurance contract. b. No agent, broker or medical examiner can: 1) waive the answers to any questions in this application; 2) make or change any insurance contract; or 3) waive any rights or rules of AVLIC.

c. Except as specified otherwise in a receipt provided upon a payment of premium at the time of application, insurance will not be effective until ALL of the following are met: a) the policy issued by AVLIC is delivered to and accepted by the applicant; and b) the first full premium is paid.

d. AVLIC may change this application by an appropriate notation in the space marked "Endorsements/Corrections": 1) to correct apparent errors or omissions; and 2) to conform it with any policy rider that may be issued. No change will be made in the following without the applicant's written consent: 1) amount of insurance; 2) plan of insurance; 3) classification of risks; or 4) benefits. Acceptance of any policy issued under this application ratifies any amendments.

e. I understand that: 1) the amount and duration of the death benefit may vary with investment experience, loans and other specified conditions; 2) policy values not in the Fixed Account will increase or decrease in accordance with the experience of the selected investment options of the Separate Account; 3) the amount of the benefit payable on surrender is not guaranteed, but is dependent on the then surrender value; 4) illustrations of benefits, including the death benefit, are available upon request; and 5) this policy meets my investment objectives and anticipated financial needs.

18. Authorization This authorization or a photocopy of it shall remain valid for use by Ameritas Variable Life Insurance Company (AVLIC) for two (2) years from the date below.

         I authorize any licensed physician, medical practitioner, hospital, clinic or other medically related facility, insurance company, agency conducting Investigative Consumer Reports or any information service or financial institution, family member, or associate to release to AVLIC or any person or entity acting on its behalf, any personal information which is on file and relates to my health or mental condition, general character, driving records, use of alcohol and drugs, and hobbies of a hazardous nature. I understand that any information obtained will be used to determine my eligibility for insurance. In addition, I authorize the Medical Information Bureau (MIB) to release to AVLIC or its reinsurers, any personal information which is on file and relates to me. I also agree that I have received and read the Notice of AVLIC's Insurance Information Practices, MIB and Investigative Consumer Reports. I also understand that my authorized representative and I can receive a copy of this authorization if we so desire.

         Note for New Jersey, North Carolina and Virginia Residents: I authorize AVLIC to obtain an Investigative Consumer Report. An Investigative Consumer Report commonly includes information regarding the consumer's character, general reputation, personal characteristics and mode of living. It also includes verification of residence, marital status and occupation. I understand that I may request a copy of the report upon its completion and that I may ask to be interviewed in conjunction with the preparation of the report by contacting AVLIC.

         Note for Montana Residents: I authorize the Department of Motor Vehicles to release to AVLIC or any person or entity acting on its behalf, any information on file regarding my driving record.

         Note for New Jersey and West Virginia Residents: I also understand that none of the information collected concerning my sexual orientation will be used to determine my eligibility for insurance.

         Note for Oregon and Virginia Residents: Any person who, with intent to defraud or knowing that he is facilitating a fraud against insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

19. Substitute W-9 Certification

For joint ownership, the first person's name and Soc. Sec. No. (TIN) will be listed as the TIN of record. This person is certifying as follows:
         I certify under penalty of perjury that: 1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); 2) I am not subject to backup withholding because: a) I am exempt from backup withholding; or b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and 3) I am a U.S. person (including a U.S. resident alien).

         You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

         THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

20. Signatures I represent to the best of my knowledge and belief that all statements and answers to this application are complete and true. Dated at City State On this Date

Signature of Insured (parent or guardian if juvenile)

Signature of Child (Age 18 or older), if applicable

Signature of Owner(s) if not an Insured (if a corporation or Trust, show full name)

Signature(s) and Title of Officer or Trustee(s)

21. Agent's/Registered Representative's Statement

a.       Does the Owner have any existing policies of life or annuity?
 ___ Yes     ___ No
b. Do you have any knowledge or reason to believe that replacement of existing life insurance or annuity coverage may be involved? ___ Yes ___ No c. Did you see the Proposed Insured at the time of application completion? ___ Yes ___ No You must positively identify the Owner with a government-issued picture form of identification (I.D.). Examples of acceptable forms are: Driver's License, Passport, Military I.D., Green Card.

You must also obtain a copy of the government-issued I.D. and submit it with this application. If it is not possible to obtain a copy, you must provide the following information:

What form of I.D. did you use?
I.D. #

Expiration Date

What was or will be the source of funds used to apply for the policy?

___ Checking Account?       ___ Savings Account?       ___ Proceeds from
Investments?       ___ Inheritance?       ___ Other
---------------

I certify that: 1) the information provided by the Owner has been accurately recorded; 2) a current prospectus and all supplements were delivered; and 3) I have reasonable grounds to recommend the purchase of the policy as suitable for the Owner.
Signature of Agent/Registered Representative
Date
Print Name Here
AVLIC Agent Code
Agency or Broker/Dealer

22. Medicals Should be arranged by Agent/Registered Representative. Indicate requirements being arranged per AVLIC published rules: Examination Urine Blood

Resting EKG
StressEKG
Insured

Give name of examiner _________________________________________________________

23. Qualified Plan Additional forms are required, contact AVLIC for details.

Is this application part of a Qualified Retirement Plan? (Defined Benefit, Money
 Purchase, Profit Sharing, 401K)        ___ Yes
___ No
If yes, explain:

24.      Policy Delivery

Send to:  ___ Owner        ___ Agent/Registered Representative
Agent/Registered Representative remarks and special instructions:

25. Questions? If AVLIC has questions concerning this application, whom should we call at your office? Representative Name (Please Print) at Phone Fax E-Mail

If you have questions completing this application or any other supporting documentation, please call: 1-800-634-8353.

26.      Mail Application To:
Ameritas Variable Life Insurance Company

P.O. Box 82550 Lincoln, NE 68501-2550 Fax#: 402-467-6153 tools4you.com

Overnight Deliveries:
Ameritas Variable Life Insurance Company
5900 O Street

Lincoln, NE 68510

* * * * IMPORTANT * * * *

Please detach top portion and leave with client if money accompanies the application. Detach bottom portion and leave with client in ALL cases.

1. NO COVERAGE WILL BECOME EFFECTIVE PURSUANT TO THIS CONDITIONAL RECEIPT UNLESS AND UNTIL ALL OF THE FOLLOWING CONDITIONS HAVE BEEN SATISFIED COMPLETELY AND
EXACTLY: (a) The amount of payment received with this application must be equal to the full initial modal premium for the amount and plan of life insurance applied for and effective at the time of delivery of the policy.

(b) All medical examinations, tests and related data required by the Company must be completed and received at its Service Center in Lincoln, Nebraska within sixty (60) days from the completion of this application. (c) As of the effective date below, each person proposed for insurance in this application must be insurable in accordance with Company rules, limits, and standards for the plan and the amount applied for without any modifications either as to plan, amount, riders and/or the rate of premium paid.

(d) As of the effective date, the state of health and all factors affecting the insurability of each person proposed for insurance must be as stated in this application. 2. If the conditions of paragraph 1 are satisfied on the effective date, insurance coverage will be provided pursuant to this Conditional Receipt on the same terms and conditions as the policy applied for and in use on the effective date. However, the amount of such insurance will be in an amount not to exceed that specified in paragraph 3. "Effective date" as used herein, is the latest of: (a) The date of the application, Part 1; or (b) The date of the completion by Insureds of all medical examinations or tests required by the Company; or (c) The date, if any, specifically requested in the application.

3. The maximum total amount of insurance, which will be payable pursuant to all Conditional Receipts received by the Applicant as a result of pending applications with the Company and affiliated Companies, is limited to the smaller of: (a) The total amount of insurance applied for with the Company and affiliated Companies; or (b) $250,000 minus the total amount of insurance in force with the Company and affiliated Companies, but not less than zero. As used above, total amount of insurance includes any amounts payable under any Accidental Death Benefit provision.

If one or more of the conditions in paragraph 1 on any insured have not been satisfied completely and exactly, there shall be no liability on the part of the Company pursuant to this Conditional Receipt, except to return the applicable premium paid for coverage on that insured.

4. Any insurance in effect pursuant to this Conditional Receipt will end at the earliest of: (a) The date notice is mailed that the application is not accepted; or (b) At the end of sixty (60) days from the date of this Conditional Receipt; or (c) The date on which coverage under the policy applied for becomes effective.

NOTE: Condition 4(b) does not apply to Connecticut residents.
NO AGENT OR ANY OTHER PERSONS IS AUTHORIZED BY THE COMPANY TO WAIVE OR MODIFY ANY OF THE PROVISIONS OF THIS CONDITIONAL RECEIPT.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE INSURANCE COMPANY. DO NOT MAKE CHECKS PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

--------------------------------------------------------------------------------

Received the sum of $__________ from _____________________________ in connection with the application for life insurance bearing the same date as this Conditional Receipt.

Dated at ____________________________ this ______________ date of
___________________________________________ , 20______.

Signature of Agent/Registered Representative

I acknowledge possession of this receipt. I certify that I have read it and the terms in the Application. I also certify that the Agent/Registered Representative has explained the provisions in paragraph No. 3, other terms of this Conditional Receipt and the terms in the Application to me and that I understand and accept them.

Signature of Applicant

NOTICE OF AMERITAS VARIABLE LIFE INSURANCE COMPANY'S (AVLIC) INSURANCE INFORMATION PRACTICES

To issue an insurance policy, we need to obtain information about you and any other persons proposed for insurance. Some of that information will come from you and some will come from other sources. That information and any subsequent information collected by us may in certain circumstances be disclosed to third parties without your specific authorization.

All insured persons have a right of access and correction with respect to the information collected about himself or herself except information which relates to a claim, or civil or criminal proceeding.

If you wish to have a more detailed explanation of our information practices, please contact: AVLIC, Underwriting Department, P.O. Box 82550, Lincoln, NE 68501-2550. In an effort to provide better service and products to you, AVLIC may use information given by you to develop marketing data. Your name will not be associated with this data in any way. If you do not want us to use information obtained from you for these purposes, please contact us within ten
(10) days. We need to know within 10 days because once the information is separated from your application, we will be unable to personally identify the information with you or your application. The address at which to contact us is:
AVLIC, P.O. Box 82550, Lincoln, NE 68501-2550.

Two of our sources of information about you are MIB, Inc. (Medical Information Bureau) and Investigative Consumer Reports. The following paragraphs describe these sources.

MIB, INC. (MEDICAL INFORMATION BUREAU)

Information regarding the Insured's insurability will be treated as confidential. We or our reinsurers may, however, make a brief report thereon to MIB, Inc., a non-profit membership organization of life insurance companies which operates an information exchange on behalf of its members. If any of the Insured(s) apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information it may have in its file.

Upon receipt of a request from any Insured (or the Parent or Guardian, if juvenile), the Bureau will arrange disclosure of any information it may have in the Insured's file. If there is a question as to the accuracy of information in the Bureau's file, the Bureau may be contacted to seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office is P.O. Box 105, Essex Station, Boston, MA 02112, telephone number (617) 426-3660.

We or our reinsurers may also release information in our file to other life insurance companies to whom the Insured may apply for life or health insurance or to whom a claim for benefits may be submitted.

MEDICAL AUTHORIZATION

The medical authorization on the application, or a photocopy of it, shall remain valid for use by AVLIC for the duration of any claim for benefits. (For NC residents, 30 months from the date the authorization is signed.)

* * * * IMPORTANT * * * *

If money accompanies this application, please complete the receipt portion on the top of this notice.

* * * * IMPORTANT * * * *

This notice must be detached and left with your client in ALL cases.

INVESTIGATIVE CONSUMER REPORTS

Depending on the size of policy applied for, we may request that an investigative consumer reports about the Insured be given to us. It will be conducted by a national organization skilled in obtaining information about people. A credit report may be requested in connection with this application to determine eligibility of insurance or premium to be charged.

The kind of information we may be seeking includes such facts as residence verification, marital status, occupation, general reputation, personal characteristics and mode of living. It will be obtained through personal interviews with the Insured's friends, neighbors, associates and other acquaintances. Inquiries will not be directed toward determining the Insured's sexual orientation. Also, no adverse underwriting decision will be made because a report shows that an Insured has demonstrated AIDS- (Acquired Immunodeficiency Syndrome) related concerns or has sought AIDS-related counseling. AIDS test results received at anonymous counseling and testing sites are confidential and need not be disclosed. Any AIDS testing is limited to FDA-licensed blood tests and the diagnosis of AIDS must be made by a member of the medical profession.

An Insured may ask to be interviewed in connection with the preparation of the report by contacting us within 5 working days of applying for the insurance requested. He or she may call us collect at the following number and ask for the Underwriting Department: (402) 467-1122.

ADVERSE UNDERWRITING DECISION

After review of the application submitted on the Insureds, if the policy cannot be issued as applied for, we will provide the specific reasons for this decision within 21 business days upon written request from the applicant. Send your written request to the Underwriting Department at the address above.